Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 1, 2018, in the Registration Statement (Form S-1) and related Prospectus of Sutro Biopharma, Inc. dated August 29, 2018.

/s/ Ernst & Young LLP

Redwood City, California

August 29, 2018